Supplement dated August 25, 1999
                     to Prospectus dated July 30, 1999



         The following information supplements and amends the prospectus, dated July 30, 1999, of Security Capital U.S. Realty relating to the offer and sale from time to time by the selling holders named therein of SC-U.S. Realty's 2% Senior Unsecured Convertible Notes due 2003 and the shares into which the notes may be converted. This supplement should be read in conjunction with the prospectus dated July 30, 1999.

         In order to update the information contained in the section entitled "Selling Holders" on page 107, the following line item should be added to the table:

                                   Amount of                 Number of shares
                                   Convertible Notes         into which
                                   Beneficially Owned        Convertible Notes
Name of Selling Holder             Prior to Offering         May be Converted
----------------------             -----------------         -----------------

General Motors Salaried
   Convertible Fund                1,000,000                 26,390



In addition, the line item referring to State Street Bank and Trust Company should be revised to read as follows:


                                   Amount of                 Number of shares
                                   Convertible Notes         into which
                                   Beneficially Owned        Convertible Notes
Name of Selling Holder             Prior to Offering         May be Converted
----------------------             -----------------         -----------------

State Street Bank and
   Trust Company                   43,239,000                1,141,118

                      Supplement dated August 25, 1999
                     to Prospectus dated July 30, 1999


         The following information supplements and amends the prospectus, dated July 30, 1999, of Security Capital U.S. Realty relating to the offer and sale from time to time by the selling holders named therein of SC-U.S. Realty's 2% Senior Unsecured Convertible Notes due 2003 and the shares into which the notes may be converted. This supplement should be read in conjunction with the prospectus dated July 30, 1999.

         In order to update the information contained in the section entitled "Selling Holders" on page 107, the following line item should be added to the table:


                                   Amount of                 Number of shares
                                   Convertible Notes         into which
                                   Beneficially Owned        Convertible Notes
Name of Selling Holder             Prior to Offering         May be Converted
----------------------             -----------------         -----------------

Public Service Mutual
   Insurance Pension Plan          210,000                   5,542



In addition, the line item referring to Bank of New York should be revised to read as follows:


                                   Amount of                 Number of shares
                                   Convertible Notes         into which
                                   Beneficially Owned        Convertible Notes
Name of Selling Holder             Prior to Offering         May be Converted
----------------------             -----------------         -----------------

The Bank of New York               48,050,000                1,268,085